Exhibit 10.6

EXECUTION VERSION

GUARANTY

by

PENNYMAC MORTGAGE
INVESTMENT TRUST, as guarantor

Dated as of December 19, 2016

TABLE OF CONTENTS

		Page

1	DEFINED TERMS	2

2	GUARANTY	2

3	RIGHT OF SET-OFF	3

4	SUBROGATION	3

5	AMENDMENTS, ETC.	3

6	GUARANTY ABSOLUTE AND UNCONDITIONAL	4

7	REINSTATEMENT	5

8	PAYMENTS	5

9	EVENT OF DEFAULT	5

10	SEVERABILITY	5

11	HEADINGS	6

12	NO WAIVER; CUMULATIVE REMEDIES	6

13	WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW	6

14	NOTICES	6

15	GOVERNING LAW; JURISDICTION; WAIVERS	6

16	INTEGRATION; COUNTERPARTS	7

17	THIRD PARTY BENEFICIARIES	7

18	ACKNOWLEDGMENTS	7

i

GUARANTY

This GUARANTY, dated as of December 19, 2016 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), is made by PENNYMAC MORTGAGE INVESTMENT TRUST, a real estate investment trust organized under the laws of the State of Maryland (the “Guarantor”), in favor of PENNYMAC LOAN SERVICES, LLC (“PLS”), a limited liability company organized under the laws of the State of Delaware (the “Buyer”).

RECITALS

WHEREAS, pursuant to the Master Repurchase Agreement, dated as of December 19, 2016 (as may be amended, restated, supplemented or otherwise modified from time to time, the “PMH Repurchase Agreement”), among PennyMac Holdings, LLC (“PMH” or the “Seller”), the Guarantor and the Buyer, dated as of December 19, 2016, the Buyer has agreed from time to time to enter into Transactions with the Seller.  It is a condition precedent to the obligation of the Buyer to enter into Transactions with the Seller under the PMH Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer;

WHEREAS, as a condition precedent to entering into the PMH Repurchase Agreement, the Guarantor is required to execute and deliver this Guaranty;

WHEREAS, the Guarantor will receive a benefit, either directly or indirectly from the Seller for entering into this Guaranty;

WHEREAS, PMH and PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”) entered into that certain Subordination, Acknowledgement and Pledge Agreement, dated as of December 19, 2016 (the “PMH Subordination Agreement”);

WHEREAS, pursuant to the Master Repurchase Agreement, dated as of December 19, 2016, among PLS, as the seller, the Issuer, as the buyer, and Private National Mortgage Acceptance Company, LLC, as the guarantor, PLS has sold to the Issuer all of its right, title and interest in, to and under the Purchased MSR Excess Spread PC; and

WHEREAS, pursuant to the Base Indenture, dated as of December 19, 2016, among the Issuer, as issuer, the Buyer, as servicer and as administrator, Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent, paying agent and securities intermediary, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and Pentalpha Surveillance LLC, as credit manager (together with all schedules and exhibits thereto, as may be amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture,” and collectively with each supplement to the Base Indenture executed and delivered in conjunction with the issuance of the related Series of Notes, including the schedules and exhibits thereto, the “Indenture”), the Issuer will grant to the Indenture Trustee for the benefit and security of the holders of the notes issued under the Indenture (the “Noteholders”) and the Indenture Trustee, in its individual capacity (the Noteholder and the Indenture Trustee, together, the “Secured Parties”), a security interest in all its right, title and interest in and to the PMH Repurchase Agreement and this Guaranty, as assignee of PLS.

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the PMH Repurchase Agreement and to enter into Transactions thereunder, the Guarantor hereby agrees with the Buyer, as follows:

1.                                      Defined Terms.  (a) Unless otherwise defined herein, terms which are defined in the PMH Repurchase Agreement and used herein are so used as so defined.

(b)                                 For purposes of this Guaranty, “Obligations” shall mean all obligations and liabilities of the Seller to the Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the PMH Repurchase Agreement and any other PMH Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of the PMH Documents and costs of enforcement of this Guaranty reasonably incurred) or otherwise.

2.                                      Guaranty.   (a)  The Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)                                 The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.  This Guaranty shall remain in full force and effect until the later of (i) the termination of the PMH Repurchase Agreement and (ii) the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(c)                                  No payment or payments made by the Seller or any other Person or received or collected by the Buyer from the Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the outstanding Obligations until the outstanding Obligations are paid in full.

(d)                                 The Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Buyer on account of the Guarantor’s liability hereunder, the Guarantor will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

3.                                      Right of Set-off. The Buyer is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set-off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer of any Affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyer may elect, on account of the Obligations and liabilities of the Guarantor hereunder and claims of every nature and description of the Buyer against the Guarantor, in any currency, whether arising hereunder, under the PMH Repurchase Agreement or otherwise, as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured.  The Buyer shall notify the Guarantor promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Buyer under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have.

4.                                      Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyer, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyer by the Seller on account of the Obligations are paid in full and the PMH Repurchase Agreement is terminated.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by the Guarantor for the benefit of the Buyer, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

5.                                      Amendments, etc. with Respect to the Obligations.  The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the PMH Repurchase Agreement, and the other PMH Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, pursuant to its terms and as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  The Buyer shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the

Seller and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any release of the Seller shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor.  For the purposes hereof “demand” shall include, but is not limited to, the commencement and continuance of any legal proceedings.

6.                                      Guaranty Absolute and Unconditional.  (a) The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between the Seller or the Guarantor, on the one hand, and the Buyer, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guaranty with respect to the Obligations.  This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the PMH Repurchase Agreement, the other PMH Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations, or of the  Guarantor under this Guaranty, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation, to pursue such rights and remedies that they may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor.  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and their successors and assigns thereof, and shall inure to the benefit of the Buyer, and successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the PMH Repurchase Agreement the Seller may be free from any Obligations.

(b)                                 Without limiting the generality of the foregoing, the Guarantor hereby agrees, acknowledges, and represents and warrants to the Buyer as follows:

(i)                    The Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the Guarantor’s (x) subrogation rights, (y) rights to proceed against the Seller or any other guarantor for reimbursement or contribution, and/or (z) any other rights of the Guarantor to proceed against the Seller, against any other guarantor, or against any other person or security.

(ii)                 The Guarantor is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the Seller’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Buyer for such information and will not rely upon the Buyer for any such information.  Absent a written request for such information by the Guarantor to the Buyer, the Guarantor hereby waives its right, if any, to require the Buyer to disclose to the Guarantor any information which the Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)              The Guarantor has independently reviewed the PMH Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Buyer, the Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Buyer, now or at any time and from time to time in the future.

7.                                      Reinstatement.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.                                      Payments.  The Guarantor hereby agrees that the Obligations will be paid to the Buyer without set-off or counterclaim in U.S. Dollars.

9.                                      Event of Default.  If an Event of Default under the PMH Repurchase Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and the Buyer, the Obligations may be declared to be due in accordance with the terms of the PMH Repurchase Agreement for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Seller and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

10.                               Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.                               Headings.  The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12.                               No Waiver; Cumulative Remedies.  The Buyer shall not by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.                               Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer in a letter or agreement executed by the Buyer or by facsimile or electronic transmission from the Buyer to the Guarantor.  This Guaranty shall be binding upon the personal representatives, successors and assigns of the Guarantor and shall inure to the benefit of the Buyer and its successors and assigns.

14.                               Notices.  Notices delivered in connection with this Guaranty shall be given in accordance with Section 10.04 of the PMH Repurchase Agreement.

15.                               Governing Law; Jurisdiction; Waivers.

(a)                                 THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)                                 THE GUARANTOR SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, OR FOR

RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(c)                                  THE GUARANTOR CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(d)                                 THE GUARANTOR AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING, EXCEPT THAT WITH RESPECT TO THE INDENTURE TRUSTEE, CALCULATION AGENT, PAYING AGENT AND SECURITIES INTERMEDIARY, SERVICE OF PROCESS MAY ONLY BE MADE AS REQUIRED BY APPLICABLE LAW;

(e)                                  THE GUARANTOR AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(f)                                   THE GUARANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.                               Integration; Counterparts.  This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof, and there are no promises or representations by the Buyer relative to the subject matter hereof not reflected herein.  This Guaranty may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

17.                               Third Party Beneficiaries.  Each of the Secured Parties and the Administrative Agent shall be a third party beneficiary of this Guaranty and shall be entitled to enforce the Guarantor’s Obligations hereunder to the same extent as if it was a signatory hereto.

18.                               Acknowledgments.  The Guarantor hereby acknowledges that:

(a)                                 The Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other PMH Documents;

(b)                                 The Buyer does not have any fiduciary relationship to the Guarantor, the Guarantor does not have any fiduciary relationship to the Buyer and the relationship between the Buyer and the Guarantor is solely that of surety and creditor;

(c)                                  no joint venture exists between the Buyer and the Guarantor or among the Buyer, the Seller and the Guarantor;

(d)                                 this Guaranty is “a security agreement or arrangement or other credit enhancement” that is “related to” and provided “in connection with” the PMH Repurchase Agreement and each Transaction thereunder and is within the meaning of Sections 101(38A)(A) and 741(7)(A)(xi) of the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”), and is therefore, to the extent of damages in connection with the PMH Repurchase Agreement, measured in accordance with Section 562 of the Bankruptcy Code, (i) a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code and (ii) a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code; and

(e)                                  The Buyer’s right to cause the termination, liquidation or acceleration of, or to offset or net termination values, payment amounts or other transfer obligations arising under or in connection with the PMH Repurchase Agreement and this Guaranty is in each case a contractual right to cause the termination, liquidation or acceleration of, or to offset or net termination values, payment amounts or other transfer obligations arising under or in connection with this Guaranty as described in Sections 362(b)(6), 362(b)(27), 555 and/or 561 of the Bankruptcy Code.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

PENNYMAC MORTGAGE INVESTMENT
TRUST, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Signature Page to Guaranty